As filed with the Securities and Exchange Commission on August 14, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eyenovia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1178401
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, Suite 2400

New York, New York 10017

(Address, including zip code, of registrant’s principal executive offices)

Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan

(Full title of the plan)

Tsontcho Ianchulev

Chief Executive Officer

295 Madison Avenue, Suite 2400

New York, NY 10017

917-289-1117

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq.

S. Halle Vakani, Esq.

Lorna A. Knick, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,700,000	$3.55	$6,035,000	$783.35

(1)	Consists of 1,700,000 additional shares reserved for issuance under the Eyenovia, Inc. Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Stock Plan”). Previously, 500,000 shares under the 2018 Stock Plan were registered under Registration Statement No. 333-233280 and 750,000 shares were registered under Registration Statement No. 333-227049.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable under the 2018 Stock Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction that results in an increase in the number of outstanding shares of the Registrant’s common stock.
(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Registrant’s common stock on the Nasdaq Capital Market on August 10, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 1,700,000 shares of Eyenovia, Inc. (the “Registrant”) common stock, securities of the same class for which Registration Statements on Form S-8 relating to the 2018 Stock Plan are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 27, 2018 (File No. 333-227049) and on August 14, 2019 (File No. 333-233280), including periodic reports filed after the previous Registration Statements on Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on March 30, 2020;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the Commission pursuant to Section 13(a) of the Exchange Act on May 14, 2020 and August 14, 2020, respectively;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission pursuant to Section 13(a) of the Exchange Act on March 25 (Form 8-K addressing the Company’s private placement in Items 1.01, 3.02, and 9.01 only), April 13, May 8, June 30, July 2 and August 11, 2020;

(d) The Registrant’s proxy statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the Commission on April 29, 2020, as amended by definitive additional materials filed on June 5, 2020 and June 11, 2020; and

(e) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, which description is incorporated by reference into the Form 8-A filed with the Commission on January 24, 2018, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities being offered hereby has been passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Certain partners of Wyrick Robbins Yates & Ponton LLP own an aggregate of 43,165 shares of the Registrant’s common stock as of the date of the filing of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Third Amended and Restated Certificate of Incorporation of Eyenovia, Inc. (incorporated by reference to Registrant’s Form 8-K filed with the Commission on January 29, 2018).

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Eyenovia, Inc. (incorporated by reference to Registrant’s Form 8-K filed with the Commission on June 14, 2018).

4.3	Amended and Restated Bylaws of Eyenovia, Inc. (incorporated by reference to Registrant’s Form 8-K filed with the Commission on March 12, 2018).

5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.25	Eyenovia, Inc. 2018 Amended and Restated Omnibus Stock Incentive Plan (incorporated by reference to Registrant’s Form 8-K filed with the Commission on July 2, 2020).

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

*Filed herewith.

[THE NEXT PAGE IS THE SIGNATURE PAGE.]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of August, 2020.

EYENOVIA, INC.

By:	/s/ Tsontcho Ianchulev
Tsontcho Ianchulev
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tsontcho Ianchulev and John Gandolfo, and each of his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Tsontcho Ianchulev	Chief Executive Officer
Tsontcho Ianchulev	(principal executive officer) and Director	August 14, 2020

/s/ John Gandolfo	Chief Financial Officer
John Gandolfo	(principal financial and accounting officer)	August 14, 2020

/s/ Fredric N. Eshelman	Chairman of the Board and Director	August 14, 2020
Fredric N. Eshelman

/s/ Curt H. LaBelle	Director	August 14, 2020
Curt H. LaBelle

/s/ Kenneth B. Lee, Jr.	Director	August 14, 2020
Kenneth B. Lee, Jr.

/s/ Ernest Mario	Director	August 14, 2020
Ernest Mario

/s/ Charles E. Mather IV	Director	August 14, 2020
Charles E. Mather IV

/s/ Anthony Y. Sun	Director	August 14, 2020
Anthony Y. Sun